Exhibit 99.1

Contact:
Charles M. Fleischman
President
Digene Corporation
(301) 944-7000
www.digene.com
FOR IMMEDIATE RELEASE
Investor Relations:
Lauren Levine/Lanie Fladell
Media: Dan Budwick
Morgen-Walke Associates
(212) 850-5600

DIGENE ANNOUNCES EXTENSION OF EXCHANGE OFFER BY CYTYC

GAITHERSBURG, MD, May 9, 2002 – Digene Corporation (Nasdaq:DIGE) today announced that Cytyc Corporation (Nasdaq:CYTC) is extending the expiration date of its offer to purchase for cash and stock all of the outstanding shares of common stock of Digene.

The exchange offer had been scheduled to expire on May 9, 2002 and, with the current extension, is now scheduled to expire at 12:00 midnight, New York City time, on Thursday, May 23, 2002, unless further extended. Under the terms of the definitive merger agreement between the parties, Cytyc can extend the offer period for one or more successive extension periods not in excess of 10 business days each if, at the scheduled expiration date of the offer or any extension thereof, any of the conditions of the offer have not been satisfied or waived.

Digene Corporation develops, manufactures and markets proprietary DNA and RNA testing systems for the screening, monitoring and diagnosis of human diseases. Digene has developed and is commercializing its patented Hybrid Capture® products in three areas: women’s cancers and infectious diseases, blood viruses, genomics and pharmaceutical research. Digene is traded on The Nasdaq Stock Market under the symbol “DIGE”.

Cytyc Corporation develops, manufactures and markets products for medical diagnostic applications primarily focused on women’s health. The ThinPrep® System consists of the ThinPrep® 2000 Processor, ThinPrep® 3000 Processor, and related reagents, filters, and other supplies. Cytyc is traded on The Nasdaq Stock Market under the symbol “CYTC” and is a part of the S&P Midcap 400 Index and The Nasdaq-100 Index.

Cytyc® and ThinPrep® are registered trademarks of Cytyc Corporation. Digene® and Hybrid Capture® are registered trademarks of Digene Corporation.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary materially from expectations. Although Digene believes that its expectations are based on reasonable assumptions within the bounds of Digene’s knowledge of its business and operations, there can be no assurance that actual results will not differ materially from Digene’s expectations. Meaningful factors which could cause actual results to differ from expectations include, but are not limited to, risks associated with obtaining regulatory approvals necessary to effect the proposed transaction, market and other risks associated with delays in obtaining such regulatory approvals, risks associated with the consummation and integration of the acquisition of Digene by Cytyc, as well as other factors discussed in the Company’s Securities and Exchange Commission filings.

THIS NEWS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND SHALL NOT CONSTITUTE AN OFFER OF ANY SECURITIES FOR SALE. Cytyc has filed a Registration Statement on Form S-4 and Schedule TO, and Digene has filed a Solicitation/Recommendation Statement on Schedule 14D-9, with the Securities and Exchange Commission in connection with the transaction. Cytyc and Digene have commenced the exchange offer and have mailed a Prospectus, which is part of the Registration Statement on Form S-4, the Schedule 14D-9 and related tender offer materials to the stockholders of Digene. These documents contain important information about the transaction, which should be considered by investors and security holders prior to making any investment decisions. Investors and security holders are urged to read these documents carefully. Investors and security holders can obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of these documents can also be obtained from the Information Agent, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022 or by calling toll free (888) 750-5834, or from Cytyc by directing a request to Cytyc Corporation, 85 Swanson Road, Boxborough, MA 01719, (978) 263-8000, or Digene by directing a request for Digene Corporation, 1201 Clopper Road, Gaithersburg, MD 20878, (301) 944-7000. In addition to the Registration Statement, Schedule TO, Prospectus and Schedule 14D-9, Cytyc and Digene also file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Cytyc or Digene at the Securities and Exchange Commission public reference rooms at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at (800) 732-0330 for further information on public reference rooms. Filings by Cytyc and Digene with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

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